AMENDMENT NUMBER 2

to the

Amended and Restated DECLARATION OF TRUST

of

OPPENHEIMER U.S. GOVERNMENT TRUST

This Amendment Number 2 is made as of July 29, 2013 to the Amended and Restated Declaration of Trust of Oppenheimer U.S. Government Trust (the "Trust"), dated September 12, 2001, as amended, by the duly authorized individual executing this Amendment on behalf of the Trustees of the Trust.

WHEREAS, the Trustees established Oppenheimer U.S. Government Trust as a Massachusetts business trust under the laws of the Commonwealth of Massachusetts, under a Declaration of Trust dated March 18, 1982 as amended and restated through the Amended and Restated Declaration of Trust dated as of September 12, 2001, as further amended (the “Amended and Restated Declaration of Trust”);

WHEREAS, the Trustees, acting pursuant to part 4(s) of ARTICLE SEVENTH and parts 6 and 12 of ARTICLE NINTH of the Trust’s Amended and Restated Declaration of Trust, desire to make a permitted change to said Amended and Restated Declaration of Trust without shareholder approval, to change the name of the Trust from “Oppenheimer U.S. Government Trust” to “Oppenheimer Limited-Term Bond Fund”;

WHEREAS, the Trustees, pursuant to Parts 1, 2 and 3 of Article FOURTH, and Parts 6 and 12 of Article NINTH of the Amended and Restated Declaration of Trust, as amended, have determined that it is advisable to establish and designate an additional class of Shares to the Trust; and

WHEREAS, in accordance with the foregoing, the Trustees have authorized the undersigned officer to execute this Amendment on their behalf and to certify same.

NOW, THEREFORE, the Amended and Restated Declaration of Trust is amended, as follows:

1. The first sentence of ARTICLE FIRST of the Amended and Restated Declaration of Trust is deleted in its entirety and replacing it with the following:

“This Trust shall be known as Oppenheimer Limited-Term Bond Fund.”

2. The first grammatical paragraph of Part 3, Article FOURTH of the Amended and Restated Declaration of Trust is amended by deleting the first paragraph of Part 3 and replacing it with the following paragraph:

“3. Without limiting the authority of the Trustees set forth in parts 1 and 2 of this Article FOURTH to establish and designate any further Series or Classes of Series, the Trustees hereby establish one Series of Shares having the same name as the Trust, and said Shares shall be divided into six Classes, which shall be designated Class A, Class B, Class C, Class N, Class Y and Class I. In addition to the rights and preferences described in parts 1 and 2 of this Article FOURTH with respect to Series and Classes, the Series and Classes established hereby shall have the relative rights and preferences described in this part 3 of this Article FOURTH. The Shares of any Series or Class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some Series or Classes at the time of establishing and designating the same) have the following relative rights and preferences: ”

Acting pursuant to parts 6 and 12 of ARTICLE NINTH of the Amended and Restated Declaration of Trust, the undersigned signs this Amendment by and on behalf of the Trustees and hereby certifies that the foregoing amendments and supplements were made to the Amended and Restated Declaration of Trust of the foregoing Trust.

/s/ Taylor V. Edwards_____________

Taylor V. Edwards, Assistant Secretary

The Declaration of Trust establishing Oppenheimer U.S. Government Trust, dated March 18, 1982, as amended and restated through September 12, 2001 and as further amended thereafter, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust but only resort may be had to the Trust Property only.